UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 7, 2014

Fidus Investment Corporation

(Exact Name of Registrant as Specified in its Charter)

Maryland	814-00861	27-5017321
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1603 Orrington Avenue, Suite 1005

Evanston, Illinois 60201

(Address of Principal Executive Offices, Including Zip Code)

(847) 859-3940

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2014, Fidus Investment Corporation (the “Company”) appointed Shelby Sherard as the Company’s Chief Financial Officer and Secretary, effective June 2, 2014, replacing Cary Schaefer, who will remain the Company’s Chief Compliance Officer in addition to assuming a senior investment professional role, as previously disclosed on the Company’s Current Report on Form 8-K.

Ms. Sherard, (43), most recently was a financial executive at Prologis, Inc., a leading owner, operator and developer of industrial real estate, first serving from 2010 to 2011 as Chief Financial Officer, Americas, and then overseeing the U.S. tax department from 2011 to 2014. From 2009 until 2010 she was a self-employed consultant and she served as the Finance Director for Chicago Union Station Development Company, LLC, a real estate development company from 2007 until 2008. From 2005 through 2006, Ms. Sherard served as Executive Vice President and Chief Financial Officer of Grubb & Ellis Company, a publicly traded real estate services company. From 2002 through 2005, Ms. Sherard was the Chief Financial Officer and Senior Vice President of SiteStuff, Inc., a company based in Austin, Texas, which provides procurement solutions for the commercial real estate industry. Previously, Ms. Sherard held positions at Morgan Stanley and LaSalle Partners Inc. Ms. Sherard is a CPA and holds an MBA from the Wharton School, a bachelor’s degree from Northwestern University and a master’s degree in tax from the University of Illinois.

The press release announcing Ms. Sherard’s appointment is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Press Release dated May 13, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2014	Fidus Investment Corporation

	By:	/s/ Edward H. Ross
Edward H. Ross Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated May 13, 2014.